EXHIBIT 8. 1
List of Significant Subsidiaries

Name of company	Head office location	Function	Percentage owned
SAE Magnetics (H.K.) Ltd.	Hong Kong	Production of electronic materials and components	100.0%
TDK Hong Kong Co., Ltd.	Hong Kong	Production of electronic materials and components	100.0%
TDK Fujitsu Philippines Corporation	Laguna, Philippines	Production of electronic materials and components	65.8%
TDK Xiamen Co., Ltd.	Xiamen, China	Production of electronic materials and components	100.0%
TDK Taiwan Corporation	Taipei, Taiwan	Production of electronic materials and components	95.4%
Headway Technologies, Inc.	California, U.S.A.	Production of electronic materials and components	100.0%
Amperex Technology Ltd.	Hong Kong	Production of electronic materials and components	100.0%
TDK (Malaysia) Sdn. Bhd.	Negeri Sembilan, Malaysia	Production of electronic materials and components	100.0%
Korea TDK Co., Ltd.	Seoul, Korea	Production of electronic materials and components	100.0%
TDK Dalian Corporation	Dalian, China	Production of electronic materials and components	100.0%
TDK Corporation of America	Illinois, U.S.A.	Sale of electronic materials and components	100.0%
TDK Electronics Europe GmbH	Düsseldorf, Germany	Sale of electronic materials and components	100.0%
TDK Singapore (Pte) Ltd.	Singapore	Sale of electronic materials and components, and recording media	100.0%
TDK Marketing Europe GmbH	Ratingen, Germany	Sale of recording media	100.0%
TDK Electronics Corporation	New York, U.S.A.	Sale of recording media	100.0%
TDK (Thailand) Co., Ltd.	Bangkok, Thailand	Production of recording media, and electronic materials and components	100.0%
TDK U.S.A. Corporation	New York, U.S.A.	Others	100.0%
TDK Europe S.A.	Luxembourg	Others	100.0%
Lambda Holdings Inc.	New York, U.S.A.	Others	100.0%
Lambda Far East Ltd.	Devon, United Kingdom	Others	100.0%
TDK-MCC Corporation	Akita, Japan	Production of electronic materials and components	100.0%
Densei-Lambda K.K.	Tokyo, Japan	Production of electronic materials and components	58.9%
TDK Shonai Corporation	Yamagata, Japan	Production of electronic materials and components	100.0%
TDK Ugo Corporation	Akita, Japan	Production of electronic materials and components	100.0%
Media Technology Corporation	Yamanashi, Japan	Production of recording media	70.0%

Name of company	Head office location	Function	Percentage owned
TDK Marketing Corporation	Tokyo, Japan	Sale of recording media	100.0%
TDK Core Co., Ltd.	Tokyo, Japan	Others	100.0%
TDK Service Corporation	Tokyo, Japan	Others	100.0%